Exhibit (e)(20)

February 11, 2016

AQR Capital Management, LLC

Two Greenwich Plaza

Greenwich, CT 06830

Ladies and Gentlemen:

AQR Funds (the “Trust”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and organized as a statutory trust. The Trust currently consists of the investment portfolios (the “Portfolios”) set forth on Exhibit A, attached hereto and incorporated herein by reference. ALPS Distributors, Inc. (“ALPS”) is the principal underwriter (as such term is defined in the 1940 Act) of the offering of shares of the Portfolios and the exclusive agent for the continuous distribution of shares of the Trust pursuant to the terms of a Distribution Agreement, dated November 1, 2011, between ALPS and the Trust (the “Distribution Agreement”). AQR Capital Management, LLC (the “Adviser”) serves as the investment adviser of each Portfolio pursuant to the terms of a Second Amended and Restated Investment Management Agreement, dated November 7, 2014, Second Amended and Restated Investment Advisory Agreement, dated November 7, 2014, or Investment Management Agreement II, dated November 13, 2015, each between the Adviser and the Trust, as applicable. In consideration of the services provided by ALPS pursuant to the Distribution Agreement, and pursuant to the terms set forth herein, the Adviser, and the Trust with respect to certain services and subject to certain limitations as noted in this Letter Agreement, desires to pay ALPS a fee as set forth in this Letter Agreement, which is being amended and restated from the previous version of this Letter Agreement dated November 1, 2011.

1.

All individuals employed by the Adviser and designated by ALPS, in consultation with the Adviser, to perform, with respect to the Portfolios, in a capacity requiring licensing with the Financial Industry Regulatory Authority (“FINRA”) (each, an “ADI Licensee”) must register with FINRA or transfer their registration from a previous employer to ALPS. ALPS shall sponsor such individuals for FINRA licensing for so long as the Distribution Agreement remains in effect.

2.

As a FINRA member, ALPS is responsible for reviewing and filing any sales literature or advertising material (including material disseminated through radio, television, Web site, Internet or other electronic media) concerning the Trust or the Portfolios (“Marketing Material”) with FINRA to the extent required by the Securities Exchange Act of 1934, as amended, and the 1940 Act and the rules and regulations thereunder, and by the rules of FINRA. The Adviser shall be responsible for submitting any Marketing Material to ALPS for review and approval, which approval must be given in writing prior to first use of the Marketing Material. The Adviser is responsible for ensuring that all Marketing Material is submitted to ALPS in a reasonable amount of time prior to the deadline for ALPS to file, if applicable, such Marketing Material with FINRA.

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3.

The Adviser shall pay ALPS an annual base fee of $[    ] per Portfolio, and ALPS will invoice the Adviser monthly at a rate of one-twelfth of the annual fee. Such fee will be pro-rated for any partial month. In addition, the Adviser shall pay ALPS an annual fee of $[    ] per any additional share class over three (3). The Adviser is also responsible for all expedited review fees and reasonable out-of-pocket expenses incurred by ALPS in connection with (a) FINRA registration and licensing of the ADI Licensees, including but not limited to, costs for study materials, classes, opening test-taking windows, exams, state registration, fulfillment of the regulatory element, fulfillment of the firm element, the annual compliance meeting and on-site examinations/supervisory reviews of the offices of those ADI Licensees registered with FINRA; (b) reasonable travel expenses to Board meetings; and (c) FINRA advertising/filing fees relating to the submission of Marketing Materials. ALPS will seek advance approval from AQR before incurring any out-of-pocket expenses that are out of the ordinary course of business.

For those fees currently paid to ALPS by the Adviser, ALPS shall be permitted to utilize unencumbered 12b-1 monies as payment for those services performed by ALPS in accordance with Section 2 of this Letter Agreement (the “Marketing Support Services”). However, notwithstanding the forgoing, any unencumbered 12b-1 monies paid to ADI may only be used as payment for the Marketing Support Services provided by ALPS to the Class N Shares of the Portfolios and shall not exceed one-third of the aggregate ALPS’ fees. All other remaining balances owed to ALPS under this Letter Agreement shall remain the responsibility of the Adviser.

4.	The term of this Letter Agreement will commence on the date first set forth above and will remain in effect until termination of the Distribution Agreement.

5.

In the absence of willful misfeasance, bad faith, negligence or reckless disregard by ALPS in the performance of its duties, obligations or responsibilities set forth in this Letter Agreement, ALPS and its affiliates, including their respective officers, directors, agents and employees, shall not be liable for, and the Adviser agrees to indemnify, defend and hold harmless such persons from, all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements and liabilities arising under applicable federal and state laws) arising from the Adviser’s failure to comply with its obligations under this Letter Agreement.

6.	No change, modification or waiver of any term of this Letter Agreement shall be valid unless it is in writing and signed by both ALPS and the Adviser.

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7.	This Letter Agreement may not be assigned by either party without the prior written approval of the other party.

8.	This Letter Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Colorado.

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If the foregoing is acceptable to you, please have an authorized officer execute this Letter Agreement below where indicated and return the same to the undersigned.

Very truly yours,

ALPS DISTRIBUTORS, INC.

By: /s/ Steven B. Price
Name: Steven B. Price
Title: Sr. Vice President and Director of Distribution Services

The undersigned agrees to the above terms and conditions.

AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Bethany Oleynick
Name:	Bethany Oleynick
Title:	Senior Counsel & Head of Private Funds & Accounts

AQR FUNDS

By:	/s/ Nicole DonVito
Name:	Nicole DonVito
Title:	Chief Legal Officer and Vice President

EXHIBIT A

LIST OF PORTFOLIOS

FUND	CLASSES OFFERED

AQR Large Cap Momentum Style Fund	Class I Class N Class R6

AQR Small Cap Momentum Style Fund	Class I Class N Class R6

AQR International Momentum Style Fund	Class I Class N Class R6

AQR Global Equity Fund	Class N Class I Class Y Class R6

AQR International Equity Fund	Class N Class I Class Y Class R6

AQR International Small Cap Fund	Class N Class I Class Y

AQR Emerging Markets Fund	Class N Class I Class Y

AQR Equity Plus Fund	Class N Class I

AQR Small Cap Core Fund	Class N Class I

AQR Small Cap Growth Fund	Class N Class I

AQR Diversified Arbitrage Fund	Class N Class I Class R6

AQR Managed Futures Strategy Fund	Class N Class I Class R6

AQR Risk Parity Fund	Class N Class I Class R6

AQR Multi-Strategy Alternative Fund	Class N Class I Class R6

AQR TM Large Cap Momentum Style Fund	Class I Class N Class R6

AQR TM Small Cap Momentum Style Fund	Class I Class N Class R6

AQR TM International Momentum Style Fund	Class I Class N Class R6

AQR Large Cap Defensive Style Fund	Class N Class I Class R6

AQR International Defensive Style Fund	Class N Class I Class R6

AQR Emerging Defensive Style Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy LV Fund	Class N Class I

AQR Risk Parity II MV Fund	Class N Class I Class Y Class R6

AQR Risk Parity II HV Fund	Class N Class I Class Y Class R6

AQR Large Cap Multi-Style Fund	Class N Class I Class R6

AQR Small Cap Multi-Style Fund	Class N Class I Class R6

AQR International Multi-Style Fund	Class N Class I Class R6

AQR Long-Short Equity Fund	Class N Class I Class R6

AQR Managed Futures Strategy HV Fund	Class N Class I Class R6

AQR Style Premia Alternative Fund	Class N Class I Class R6

AQR Global Macro Fund	Class N Class I Class R6

AQR Emerging Multi-Style Fund	Class I Class N Class R6

AQR Emerging Momentum Style Fund	Class I Class N Class R6

AQR Equity Market Neutral Fund	Class I Class N Class R6

AQR Style Premia Alternative LV Fund	Class I Class N Class R6

AQR TM Large Cap Multi-Style Fund	Class I Class N Class R6

AQR TM Small Cap Multi-Style Fund	Class I Class N Class R6

AQR TM International Multi-Style Fund	Class I Class N Class R6

AQR TM Emerging Multi-Style Fund	Class I Class N Class R6

AQR Style Premia Alternative II Fund	Class I Class N Class R6